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                                                                     EXHIBIT 5.1

                                 Law Offices of
                          PILLSBURY MADISON & SUTRO LLP
                                50 Fremont Street
                             San Francisco, CA 94104
                            Telephone (415) 983-1000
                            Telecopier (415) 983-1200


                                  May 23, 2000

First Northern Community Bancorp
195 N. First Street
Dixon, CA  95620

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by First Northern Community Bancorp, a California corporation (the "Registrant"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,325,066 shares of Common Stock of the Registrant (the "Shares") issuable upon the exercise of options originally granted by First Northern Bank of Dixon (the "Bank") or issued pursuant to the First Northern Bank of Dixon 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Shares to be registered hereunder are issuable by the Registrant pursuant to obligations or options assumed by the Registrant pursuant to an Agreement and Plan of Reorganization, dated as of March 21, 2000, among the Registrant and Bank. Such options and shares were originally granted under (i) the First Northern Bank of Dixon 1997 Stock Option Plan, and (ii) the Amended and Restated First Northern Bank of Dixon Outside Directors 1997 Nonstatutory Option Plan, each as amended to date (collectively, the "Plans"). We advise you that, in our opinion, such Shares, when granted pursuant to the Plans or when issued and sold in accordance with the Purchase Plan and, where applicable, with option agreements duly authorized under the Plans and in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant, the Plans or the Shares.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,


                                     /s/ Pillsbury Madison & Sutro LLP



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